Exhibit 21.1

SUBSIDIARIES

Set forth below is a list of subsidiaries of International Textile Group, Inc. (“ITG”) and, as to each person named, the percentage of voting securities owned, or other bases of control, by its immediate parent as of December 31, 2009.

Name	State or Jurisdiction of Incorporation Organization	Percentage of Voting Power Represented by Securities Owned by the Company on December 31, 2009
Valentec Wells, LLC	Delaware	100%
Safety Components Fabric Technologies, Inc.	Delaware	100%
International Textile Group Acquisition Group LLC	Delaware	100%
Carlisle Finishing LLC	Delaware	100%
Cone Jacquards LLC	Delaware	100%
ITG (Barbados) SRL	Barbados	100%
Cone Denim Jiaxing Limited	China	(3)
Jiaxing Burlington Textile Company Limited	China	100%
ITG-Phong Phu Ltd., Co.	Vietnam	(4)
Burlington Industries LLC	Delaware	100%
Burlington Industries V, LLC	North Carolina	100%
Apparel Fabrics Properties, Inc.	Delaware	100%
Burlington Worldwide Inc.	Delaware	100%
Burlington Worldwide Limited	Hong Kong	100%
ITG International Trading (Shanghai) Company Limited	China	100%
Cone Denim LLC	Delaware	100%
Cone Administrative and Sales LLC	Delaware	100%
Cone Denim White Oak LLC	Delaware	100%
WLR Cone Mills IP, Inc.	Delaware	100%
Cone Acquisition LLC	Delaware	100%
Summit Yarns, LLC	North Carolina	(1)
Iskone Denim Pazarlama, A.S	Turkey	(2)
Cone International Holdings, Inc.	Delaware	100%
Cone Denim De Nicaragua, S.A.	Nicaragua	100%
Cone International Holdings II, Inc.	Delaware	100%
Burlington Morelos, S.A. de C.V.	Mexico	(5)
Burlington Yecapixtla, S.A. de C.V.	Mexico	100%
Cone Denim Yecapixtla, S.A. de C.V.	Mexico	100%
Casimires Burlmex, S.A. de C.V.	Mexico	100%
Servicios Burlmex, S.A. de C.V.	Mexico	100%
Parras Cone de Mexico, S.A. de C.V.	Mexico	100%
Administracion Parras Cone, S.A. de C.V.	Mexico	(6)
Manufacturas Parras Cone, S.A. de C.V.	Mexico	100%
Summit Yarn Holding I, Inc.	Delaware	(1)
Summit Yarn Holding II, Inc.	Delaware	(1)
Grupo Burlpark, S.A. de C.V.	Mexico	(1)
Servicios Burlpark, S.A. de C.V	Mexico	(1)
Commercializadora Burlpark, S.A. de C.V.	Mexico	(1)
Hilos de Yecapixtla, S.A. de C.V.	Mexico	(1)
Immobiliaria Burlpark, S.A. de C.V.	Mexico	(1)
Narricot Industries LLC	Delaware	100%
GST Automotive Safety Components International, Inc.	Delaware	(7)
GST ASCI Holdings Mexico , Inc.	Delaware	(7)
GST Automotive Safety Components International S.A. de C.V.	Mexico	(7)
GST Automotive Safety Czech sro	Czech Republic	(7)
Global Safety Textiles GmbH	Germany	(7)

GST Automotive Safety Components International GT (Proprietary) Limited	South Africa	(7)
GST ASCI Holdings Europe, Inc.	Delaware	(7)
GST Automotive Safety RO S.R.L.	Romania	(7)
GST ASCI Holdings Asia Pacific, LLC	Delaware	(7)
GST Automotive Safety UK Limited	United Kingdom	(7)
Global Safety Textiles Acquisition GmbH	Germany	(7)
GST Widefabric International GmbH	Germany	(7)
SCI-Huamao China Investment Limited	Hong Kong	(7)
Automotive Safety Components International (Changshu) Co., Ltd.	China	(7)
Global Safety Textiles Holdings LLC	Delaware	(7)
GST Automotive Safety Poland Sp zoo	Poland	(7)
GST ASCI Holdings Europe II LLC	Delaware	(7)
Global Safety Textiles LLC	Georgia (USA)	(7)

(1)	ITG indirectly owns 50% of the capital stock of these entities.
(2)	ITG indirectly owns 51% of the capital stock of this entity. The remaining 49% is owned by Isko Dokuma Isletmeleri Sanayi Ve Ticaret A.S., Zekeriye Konukoglu, Faith Konukoglu and Oguzhan Gurdogan. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(3)	ITG indirectly owns 51% of the capital stock of this entity. The remaining 49% is owned by Union Investment Limited. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(4)	ITG indirectly owns 60% of this entity. The remaining 40% is owned by Phong Phu Corporation. The joint venture agreement between these parties contains certain restrictions on the transfer of the stock of the joint venture.
(5)	65.97% owned by Cone International Holdings, Inc., 33.83% owned by Cone Denim LLC, 0.10% owned by Cone International Holdings II, Inc., and 0.10% owned by Cone Acquisition LLC.
(6)	Effective as of 12/31/2009 Administracion Parras Cone, S.A. de C.V. was merged into Parras Cone de Mexico, S.A. de C.V.
(7)	These entities are directly or indirectly related to Global Safety Textiles Holdings LLC that, along with certain of its subsidiaries (collectively referred to as “GST”)), filed voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on June 30, 2009. As described in Note 2 of the Notes to Consolidated Financial Statements included in this annual report, the Company deconsolidated GST and its subsidiaries on June 30, 2009. On January 8, 2010, the plan of reorganization of GST under the Bankruptcy Code, which had been previously filed with, and approved by, the Bankruptcy Court, was deemed effective. As a result, the Company did not regain control of GST and as of January 8, 2010, no longer had an ownership interest in GST.